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EXHIBIT 99.1

AMERICAN IDC LOSES BID FOR WHITE ROCK

LOS ANGELES, Jul 19, 2001 /PRNewswire via COMTEX/ -- Gordon F. Lee, President and CEO of American IDC, (OTC: ACNI) announced today that American IDC, Corp. will not be proceeding with the White Rock Holdings acquisition, as was announced on June 21, 2001, and filed on an 8K, July 3, 2001. In a shareholders' meeting held earlier today in Johannesburg, South Africa, ACNI was voted down in favor of another mining company offering a stronger bid.

Lee states "ACNI will be refocusing its efforts on domestic opportunities in the service industry, which we are currently exploring."

For more information contact: Gordon F. Lee, Chairman & CEO of American IDC, Corp.,

1904 11th Street, Suite #1, Santa Monica, California 90404, Tel:
+1-310-445-2599, Fax: +1-310-445-2529.

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